Exhibit 99.1

Demand Media Reports First Quarter 2015 Results

•	Revenue of $33.2 Million and Adjusted EBITDA of $0.5 Million
•	Marketplaces Revenue Increases 59% Year-over-Year
•	Cash Balance of $47.3 Million at Period End with No Debt Outstanding

SANTA MONICA, CA – May 6, 2015 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company, today reported financial results for the first quarter ended March 31, 2015.

“While we aggressively continue the transformation of eHow, we’re encouraged by another quarter of strong results from our Marketplaces, Content Solutions, and Livestrong businesses, and we are confident we are heading in the right direction,” said Sean Moriarty, CEO of Demand Media. “With strong additions to an executive leadership team that is judiciously managing cash and making investments, we are well positioned operationally.”

Demand Media’s new Chief Financial Officer, Rachel Glaser, joined the company in April. “I am very pleased to be joining Demand at this time when we have a clear set of strategic priorities, tremendous opportunities for future growth and a healthy balance sheet as a foundation,” said Glaser.

Financial Summary
(In millions, except per share amounts)

	Three months ended
	March 31,
	2015	2014
Content & Media revenue	$22.5	$38.3
Marketplaces revenue	10.7	6.8
Total revenue	$33.2	$45.1

Adjusted EBITDA(1)	$0.5	$12.1
Net loss	$(6.7)	$(11.0)
Adjusted net income (loss)(1)	$(3.2)	$1.5

EPS(2)	$(0.34)	$(0.60)
Adjusted EPS(1)(2)	$(0.16)	$0.08

Free cash flow(1)	$(3.0)	$2.0

(1)	These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.
(2)

Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the three months ended March 31, 2014 to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Q1 2015 Financial Summary:

Demand Media is a diversified Internet company that builds platforms across media and marketplace properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories, while helping advertisers find innovative ways to engage with their customers. Our business is comprised of two service offerings: Content & Media and Marketplaces. Our Content & Media service offering operates leading online destinations such as eHow, Livestrong.com and Cracked, as well as an innovative content creation platform powered by a large community of experts. Through our Marketplaces service offering, we operate Society6, a community of artists marketing and selling their designs on a wide variety of lifestyle products, and Saatchi Art, a community of artists marketing and selling original artwork or reproduction prints.

•	Total revenue declined 26% year-over-year due to a 41% decline in Content & Media revenue partially offset by a 59% increase in Marketplaces revenue.
•

Content & Media revenue declined 41% year-over-year driven primarily by desktop traffic declines to key properties, lower ad monetization yields from our cost-per-click advertising, our strategic reduction in higher yielding direct sold display advertising, content reductions on eHow and the impact from selling our CoveritLive and Pluck social media businesses.

•

Marketplaces revenue grew 59% year-over-year, driven primarily by traffic growth, stronger conversion rates, new product introductions and increased average revenue per transaction driven by a shift towards higher priced items on Society6, as well as the acquisition of Saatchi Art.

•	Adjusted EBITDA was $0.5 million for the quarter, primarily reflecting the expected decline in higher margin advertising revenue in our Content & Media service offering.
•	Cash and cash equivalents was $47.3 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Demand Media ranked as the #41 US digital media property across desktop and mobile platforms in March 2015. Demand Media’s properties reached more than 57 million unique visitors in the US, including approximately 31 million mobile visitors (source: March 2015 US comScore).

Content & Media:

•

The renovation of eHow continued during the first quarter, with additional improvements to the site, content library, and mobile experience. We have added media rich content and taken down a large number of articles with duplicative content. To improve the mobile experience, we changed the layout for easier readability and improved the share-ability of articles. eHow.com reached nearly 34 million unique visitors in the US in March 2015 across desktop and mobile platforms (source: March 2015 US comScore).

•

Livestrong.com has seen a significant increase in traffic since it began its renovation nearly 2 years ago. This quarter, the property saw more than 10% growth in user registrations, engagement and app downloads. Livestrong/eHow Health ranked as the #4 Health property in the US in March 2015, with nearly 28 million unique visitors across desktop and mobile platforms (source: March 2015 US comScore).
•

Cracked has been focusing on video content creation and promotion and has seen significant growth in views across YouTube, Facebook, and on the Cracked app. The CollegeHumor/Cracked Network ranked as the #1 Humor property in the US in March 2015, with more than 16 million unique visitors across desktop and mobile platforms. Cracked.com itself had more than 7 million unique visitors in the US across desktop and mobile platforms (source: March 2015 US comScore).

•

Our Content Solutions business, which develops and executes custom content marketing strategies for brands and publishers, experienced an increase in active projects and closed several new deals during the quarter.

Marketplaces:

•

Society6 launched another new product, wall tapestries, which brings the number of products available for customization on the site to 22 products. The site now has over 2 million unique designs available to be printed on these products – an increase of approximately 48% from a year ago.

•

Saatchi Art saw strong growth in the number of artists and artworks on the platform and now has over 500,000 original works of art for sale on the site. This quarter, Saatchi Art also launched a new series of solo shows highlighting the work of emerging artists, the first of which was hosted in London in March.

Operating Metrics:

	Three months ended
	March 31,
	2015	2014	% Change
Content & Media Metrics:
Visits(1) (in thousands)	943,438	988,536	(5)%
Revenue per Visit (RPV)(2)	$23.87	$38.77	(38)%
Marketplaces Metrics:
Number of Transactions(3)	182,179	138,886	31%
Average Revenue per Transaction(4)	$58.65	$48.46	21%

(1)

Visits are defined as the total number of times users access our content across (a) one of our owned and operated online properties and/or (b) one of our customers’ online properties, to the extent that the visited customer web pages are hosted by our content services, in each case with breaks of access of at least 30 minutes constituting a unique visit.

(2)	RPV is defined as Content & Media revenue per one thousand visits.
(3)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(4)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 888-461-2024 (US/CAN) or 719-325-2393 (International) and reference conference ID 1665058. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of our corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release are the primary measures used by our management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update its short and long term financial and operational plan, including evaluating investment decisions, and in its discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect our operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review our financial information in its entirety and not rely on a single financial measure.

We define Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding income (loss) from discontinued operations, net of taxes; net interest expense; income tax expense (benefit); and certain other non-cash and non-recurring items impacting net income from time to time, principally comprised of depreciation and amortization and stock-based compensation. Management believes that the exclusion of certain expenses in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of our underlying recurring revenue and operating costs that is focused more closely on the current costs necessary to utilize previously acquired long-lived assets and reflects our ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

We define Adjusted Net Income (Loss) as net income (loss) excluding income (loss) from discontinued operations, net of taxes, before the effect of certain non-cash items and other items not directly related to the operation of our ongoing business, principally comprised of stock-based compensation, amortization of intangible assets and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. We define Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure our financial performance, particularly from period to period, because they exclude certain non-cash and other expenses that are not directly related to the operation of our ongoing business.

We define Free Cash Flow as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, less capital expenditures to acquire property and equipment and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects our underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess our ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across our media (eHow, LIVESTRONG.com and Cracked) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s Content Solutions and Demand360 programmatic offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding our future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect our operating and financial results are described in our annual report on Form 10-K for the fiscal year ending December 31, 2014 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2015, as such risks and uncertainties are updated in our annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations. These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search related traffic to our owned & operated online properties and our customers’ online properties; the effects of shifting consumption of media content from desktop to mobile; our dependence on material agreements with a specific business partner for a significant portion of our revenue; the fact that we generate the majority of our revenue from advertising and the potential impact of a reduction in online advertising spending, a loss of advertisers or lower advertising yields; changes in our Content & Media business model to improve user experience and engagement, including redesigning our websites, refining and consolidating our existing content library, reducing the number of advertisements per page and developing a greater variety of content formats, and the impact of such changes on revenue and expenses; our ability to successfully grow new lines of business such as online marketplaces and content solutions; the impact of the separation of our business into two separate smaller, less diversified public companies; the expectation that the separation transaction is tax-free; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and our ability to retain key personnel. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. We do not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

[
Investor Contact:	Media Contact:
Malindi Davies	David Glaubke
(310) 394-6400	(310) 917-6490
IR@demandmedia.com	david.glaubke@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended March 31,
	2015	2014
Revenue:
Service revenue	$23,225	$38,264
Product revenue	9,985	6,792
Total revenue	33,210	45,056
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	10,003	10,668
Product costs	6,834	4,955
Sales and marketing(1)(2)	4,605	6,131
Product development(1)(2)	6,358	7,223
General and administrative(1)(2)	10,362	11,849
Amortization of intangible assets	4,711	9,938
Total operating expenses	42,873	50,764
Loss from operations	(9,663)	(5,708)
Interest income (expense), net	109	(770)
Other income (expense), net	2,827	(23)
Loss from continuing operations before income taxes	(6,727)	(6,501)
Income tax expense	(22)	(2,445)
Net loss from continuing operations	(6,749)	(8,946)
Net loss from discontinued operations(1)(2)	—	(2,010)
Net loss	$(6,749)	$(10,956)

Earnings per share - basic and diluted
Net loss from continuing operations	$(0.34)	$(0.49)
Net income (loss) from discontinued operations	—	(0.11)
Net loss	$(0.34)	$(0.60)

Weighted average number of shares - basic and diluted(3)	19,773	18,171

(1) Depreciation expense included in the above line items:
Service costs	$1,497	$1,854
Sales and marketing	20	38
Product development	57	129
General and administrative	1,265	1,331
Discontinued operations	-	2,424
Total depreciation	$2,839	$5,776

(2) Stock-based compensation included in the above line items:
Service costs	$314	$289
Sales and marketing	181	153
Product development	469	685
General and administrative	1,271	2,637
Discontinued operations	-	1,503
Total stock-based compensation	$2,235	$5,267

(3)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 period to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$47,323	$47,820
Accounts receivable, net	11,426	14,504
Prepaid expenses and other current assets	7,558	7,447
Total current assets	66,307	69,771
Property and equipment, net	20,093	22,836
Intangible assets, net	35,806	40,535
Goodwill	10,358	10,358
Other assets	5,922	6,055
Total assets	$138,486	$149,555
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,054	$4,762
Accrued expenses and other current liabilities	21,398	24,225
Deferred revenue	2,776	3,569
Total current liabilities	26,228	32,556
Deferred tax liability	334	334
Other liabilities	1,712	1,823
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	499,922	497,809
Accumulated other comprehensive loss	(70)	(76)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(358,875)	(352,126)
Total stockholders’ equity	110,212	114,842
Total liabilities and stockholders’ equity	$138,486	$149,555

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(6,749)	$(10,956)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,550	17,405
Deferred income taxes	—	2,376
Stock-based compensation	2,235	5,267
Gain on disposals	(2,908)	—
Gain on other assets, net	—	(4,860)
Other	—	(1,522)
Change in operating assets and liabilities, net of effect of acquisition
Accounts receivable, net	2,905	1,611
Prepaid expenses and other current assets	(262)	(1,372)
Deferred registration costs	—	(6,424)
Deposits with registries	—	348
Other long-term assets	(38)	167
Accounts payable	(2,574)	(732)
Accrued expenses and other liabilities	(2,435)	(3,510)
Deferred revenue	(139)	7,890
Net cash (used in) provided by operating activities	(2,415)	5,688
Cash flows from investing activities
Purchases of property and equipment	(1,772)	(2,790)
Purchases of intangible assets	(19)	(3,264)
Payments for gTLD applications	—	(400)
Proceeds from gTLD withdrawals, net	—	5,099
Cash received from disposal of business, net of cash disposed	3,831	—
Other	155	1,171
Net cash (used in) provided by investing activities	2,195	(184)
Cash flows from financing activities
Long-term debt repayments, net	—	(3,750)
Proceeds from exercises of stock options and contributions to ESPP	126	180
Net taxes paid on RSUs and options exercised	(289)	(847)
Cash paid for acquisition holdback	—	(500)
Other	(120)	(117)
Net cash used in financing activities	(283)	(5,034)
Effect of foreign currency on cash and cash equivalents	6	(18)
Change in cash and cash equivalents	(497)	452
Cash and cash equivalents, beginning of period	47,820	153,511
Cash and cash equivalents, end of period	$47,323	$153,963

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures

(In thousands, except per share amounts)

	Three months ended March 31,
	2015	2014
Adjusted EBITDA Reconciliation
Net loss	$(6,749)	$(10,956)
Less: Net loss from discontinued operations, net of taxes	—	2,010
Net loss from continuing operations	(6,749)	(8,946)
Add (deduct):
Income tax expense	22	2,445
Interest and other (income) expense, net	(2,936)	793
Depreciation and amortization(1)	7,550	13,290
Stock-based compensation(2)	2,235	3,764
Acquisition and realignment costs(3)	346	761
Adjusted EBITDA	$468	$12,107

Free Cash Flow:
Net cash (used in) provided by operating activities	$(2,415)	$5,688
Purchases of property and equipment	(1,772)	(2,790)
Purchases of intangible assets	(19)	(3,264)
Acquisition and realignment cash flows (3)	1,172	2,413
Free Cash Flow	$(3,034)	$2,047

Adjusted Net Income Reconciliation
Net loss	$(6,749)	$(10,956)
Less: Net (income) loss from discontinued operations, net of taxes	—	2,010
Net loss from continuing operations	(6,749)	(8,946)
(a) Stock-Based Compensation (2)	2,235	3,764
(b) Amortization of Intangibles - M&A	1,940	4,326
(c) Accelerated depreciation related to restructuring	—	147
(d) Acquisition and realignment costs (3)	346	761
(e) Gain on disposals(4)	(2,908)	—
Income tax effect of items (a) - (e) & application of 38% statutory income tax rate to pretax income	1,965	1,496
Adjusted Net Income	$(3,171)	$1,548

Adjusted EPS	$(0.16)	$0.08
Shares used to calculate adjusted EPS (5)	19,773	18,292

(1) Represents depreciation expense of our long-lived tangible assets and amortization expense of our finite-lived intangible assets, including amortization expense related to our investment in media content assets, included in our GAAP results of operations.

(2) Represents the fair value of stock-based awards to purchase Demand Media common stock as included in our GAAP results of operations.

(3) Acquisition and realignment costs include such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition or corporate realignment activities, (b) employee severance and other payments attributable to acquisition or corporate realignment activities, and (c) expenditures related to the separation of Demand Media into two distinct publicly traded companies.

(4)Represents the gain on sale from the disposition of our Pluck social media business in February 2015.

(5)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 period to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014. Shares used to calculate adjusted EPS are basic for the three months ended March 31, 2015 and diluted for the three months ended March 31, 2014.